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                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Current Report on Form 8-K/A under the Securities Exchange Act of 1934 of Hanover Capital Mortgage Holdings, Inc. dated September 16, 2002 and Registration Statement Nos. 333-84290 and 333-99483 of Hanover Capital Mortgage Holdings, Inc. on Form S-8 under the Securities Act of 1933 of our reports dated March 22, 2002, appearing in the Annual Report on Form 10-K of Hanover Capital Mortgage Holdings, Inc. and Subsidiaries for the year ended December 31, 2001 and incorporated herein by reference.


/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
September 16, 2002